Exhibit 99.2

To be effective, this Form of Election and Letter of Transmittal must be received by the Exchange Agent (identified below) no later than the Election Deadline, which will be 5:00 p.m., New York City time, on the date that is two business days immediately prior to the closing date under the Merger Agreement or such other date as Consolidated Communications Holdings, Inc. and North Pittsburgh Systems, Inc. mutually agree, together with (1) the certificate(s) representing all shares of common stock, par value $0.15625 per share, of North Pittsburgh Systems, Inc. to which this Form of Election and Letter of Transmittal relates or (2) a properly completed Guarantee of Delivery with respect to the certificate(s). See Instruction 14. Delivery of such shares that are held in book-entry form may be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”). The Election Deadline will be announced in a press release at least 5 business days prior to the anticipated closing date. If the closing date is delayed to a subsequent date, the Election Deadline will be similarly delayed to a subsequent date, and the rescheduled Election Deadline will be announced in a press release.

FORM OF ELECTION
AND
LETTER OF TRANSMITTAL

to accompany certificates representing
shares of common stock, par value $0.15625 per share, of

NORTH PITTSBURGH SYSTEMS, INC.
Please read and follow the accompanying instructions carefully and deliver to the Exchange Agent:

Computershare Trust Company, N.A.

By Mail:	By Hand or Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attention: Corporate Actions	Attention: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184

DELIVERY OF THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL TO AN
ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY TO THE EXCHANGE AGENT.

TABLE A
DESCRIPTION OF NORTH PITTSBURGH SHARES SURRENDERED
Name(s) of Record Holder(s)
as Shown on the North Pittsburgh Certificate(s) and	North Pittsburgh Certificate(s) Being Surrendered
Address(es) of Such Record Holder(s)*	(Attach Additional List if Necessary)
	North	Number of Shares
	Pittsburgh	Represented by Each
	Certificate	North Pittsburgh Certificate
	Number**	(or Covered by a Guarantee of Delivery)

Total Shares

* For a delivery using the Guarantee of Delivery procedures, please fill in exactly as name(s) will appear on the certificate(s) when delivered.
** North Pittsburgh Certificate numbers are not required at this time if the North Pittsburgh Certificate(s) will be delivered using the Guarantee of Delivery procedures.

Pursuant to the Agreement and Plan of Merger, dated as of July 1, 2007 (as the same may be amended from time to time, the “Merger Agreement”), by and among North Pittsburgh Systems, Inc. (“North Pittsburgh”), Consolidated Communications Holdings, Inc. (“Consolidated”) and Fort Pitt Acquisition Sub Inc. (“Merger Sub”), you hereby surrender to Computershare Trust Company, N.A., as exchange agent (the “Exchange Agent”), the certificate(s) (the “North Pittsburgh Certificate(s)”) representing the shares of common stock, par value $0.15625 per share, of North Pittsburgh (“North Pittsburgh Shares”) owned of record by you as set forth herein, and hereby make the election (the “Election”), indicated in TABLE B (Election) below, to have the North Pittsburgh Shares evidenced by such North Pittsburgh Certificate(s) converted at the effective time of the Merger (as defined in the Merger Agreement) into the right to receive one (and only one) of the following:

•	Cash Election — $25.00 in cash, without interest, per North Pittsburgh Share (the “Cash Consideration”), subject to proration, as calculated in accordance with the Merger Agreement and described in the proxy statement/prospectus, dated October 9, 2007, filed by Consolidated and North Pittsburgh with the Securities and Exchange Commission (the “Proxy Statement”);

•	Stock Election — 1.1061947 shares of Consolidated common stock, par value $0.01 per share (“Consolidated Shares”), per North Pittsburgh Share (including cash in lieu of any fractional Consolidated Share, the “Stock Consideration”), subject to proration, as calculated in accordance with the Merger Agreement and described in the Proxy Statement; or

•	Mixed Election — Cash Consideration with respect to a portion of your North Pittsburgh Shares evidenced by the North Pittsburgh Certificate(s) as designated by you below in TABLE B (Election) and Stock Consideration with respect to the balance of your North Pittsburgh Shares evidenced by the North Pittsburgh Certificate(s), subject to proration, as calculated in accordance with the Merger Agreement and described in the Proxy Statement.

If you do not mark one of the Election boxes below in TABLE B (Election), you will be deemed to have indicated no preference as to the receipt of Cash Consideration or Stock Consideration (a “Non-Election”) and will receive consideration in the merger (the “Merger Consideration”) based on the results of the proration procedures set forth in the Merger Agreement and described in the Proxy Statement.

You understand that the Election is subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the Proxy Statement. A copy of the Merger Agreement is attached to the Proxy Statement as Annex I. These terms, conditions and limitations include, but are not limited to, the proration process, which is designed to ensure that 80% of the North Pittsburgh Shares outstanding immediately prior to the Merger are converted in the Merger into the right to receive the Cash Consideration and 20% of the North Pittsburgh Shares outstanding immediately prior to the Merger are converted in the Merger into the right to receive the Stock Consideration. Accordingly, you may receive a form of Merger Consideration different from what you elect. You are urged to read the Merger Agreement and the Proxy Statement in their entirety before completing this Form of Election and Letter of Transmittal.

YOU MAY REQUEST A FREE COPY OF THE PROXY STATEMENT AND ADDITIONAL COPIES OF THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL PRIOR TO THE ELECTION DEADLINE BY CONTACTING MACKENZIE PARTNERS, INC. AT:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016

E-mail: proxy@mackenziepartners.com

Call Collect: (212) 929-5500
or
Toll-Free: (800) 322-2885

You understand that the definitive terms pursuant to which the Merger will be effected, including but not limited to the amount and form of consideration to be received by holders of North Pittsburgh Shares, the effect of this Form of Election and Letter of Transmittal, and certain conditions to the consummation of the Merger, are summarized in the Proxy Statement and are set forth in full in, and are subject to, the Merger Agreement.

You hereby make the following Election for your North Pittsburgh Shares owned of record and represented by the North Pittsburgh Certificate(s) surrendered herewith:

TABLE B

ELECTION

Check one of the boxes below:

☐ Cash Election

☐ Stock Election

☐ Mixed Election — Convert:

•	North Pittsburgh Shares into the right to receive Cash Consideration (if you elect the Mixed Election as described above, please fill in the blank to the left to designate the number of North Pittsburgh Shares represented by the North Pittsburgh Certificate(s) to which this Form of Election and Letter of Transmittal applies that you want converted into the right to receive Cash Consideration); and

•	all remaining North Pittsburgh Shares represented by the North Pittsburgh Certificate(s) to which this Form of Election and Letter of Transmittal applies into the right to receive Stock Consideration

You will be deemed to have made a Non-Election if, with respect to any of your North Pittsburgh Shares:

(a) No election is made in TABLE B (Election); or

(b) More than one Election is made in TABLE B (Election); or

(c) You fail to follow the instructions on this Form of Election and Letter of Transmittal (including but not limited to failure to submit the North Pittsburgh Certificate(s), a Guarantee of Delivery, or confirmation of a book-entry transfer of the shares into the Exchange Agent’s account at DTC) or otherwise fail to properly make an Election; or

(d) A completed Form of Election and Letter of Transmittal (together with submission of your North Pittsburgh Certificate(s), a Guarantee of Delivery or confirmation of a book-entry transfer of the shares into the Exchange Agent’s account at DTC) is not received by the Exchange Agent at or prior to the Election Deadline; or

(e) You return this Form of Election and Letter of Transmittal with a Guarantee of Delivery but do not deliver the North Pittsburgh Certificate(s) representing the North Pittsburgh Shares for which the Election is being made (or do not confirm a book-entry transfer of the shares into the Exchange Agent’s account at DTC) by 5:00 p.m. New York City time on the third NASDAQ trading day after the Election Deadline.

In order for your Election to be effective, (i) this Form of Election and Letter of Transmittal must be completed and signed in the space in TABLE E (Shareholder(s) Sign Here), (ii) you must complete and sign the Substitute Form W-9 included herewith, and (iii) this Form of Election and Letter of Transmittal along with the Substitute Form W-9 must be mailed or delivered with your North Pittsburgh Certificate(s), or a Guarantee of Delivery, to the Exchange Agent, to the address set forth on page 1 of this Form of Election and Letter of Transmittal (or, solely with respect to a Guarantee of Delivery, to the facsimile number set forth in the Notice of Guaranteed Delivery). Delivery of North Pittsburgh Shares that are held in book-entry form may be made by book-entry transfer of the shares to the Exchange Agent’s account at DTC. In order to properly make an Election, this Form of Election and Letter of Transmittal and other required documents must be received by the Exchange Agent at or prior to the Election Deadline. If this Form of Election and Letter of Transmittal is not completed and received by the Exchange Agent pursuant to the instructions herein at or prior to the Election Deadline, you will be deemed to have made a Non-Election.

Record holders of North Pittsburgh Shares who are nominees may submit a separate Form of Election and Letter of Transmittal for each beneficial holder for whom that record holder is a nominee; provided, however, that at the request of Consolidated, that record holder must certify to the satisfaction of Consolidated that the record holder holds those North Pittsburgh Shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for whom a Form of Election and Letter of Transmittal is submitted will be treated as a separate holder of North Pittsburgh Shares, subject to the provisions concerning joint Elections.

By signing and returning this Form of Election and Transmittal Letter to the Exchange Agent, you agree to the statements set forth below:

1. Pursuant to the Merger Agreement and subject to the election and proration procedures described herein and in the Proxy Statement, and set forth in the Merger Agreement, you surrender the North Pittsburgh Certificate(s) representing your North Pittsburgh Shares listed on this Form of Election and Letter of Transmittal or your North Pittsburgh Shares for which a book-entry transfer has been made, and elect, as indicated in this Form of Election and Letter of Transmittal, to receive for such North Pittsburgh Shares represented by the North Pittsburgh Certificate(s) or book-entry transfer of shares, the Stock Consideration and/or the Cash Consideration.

2. You represent and warrant that you are, as of the date you executed this Form of Election and Letter of Transmittal, and you will be, as of the effective time of the Merger, the registered holder of the North Pittsburgh Shares represented by the enclosed North Pittsburgh Certificate(s) (or the North Pittsburgh Shares subject to book-entry transfer referred to herein) with good title thereto and with full power and authority to make the Election indicated herein and to sell, assign and transfer the North Pittsburgh Shares represented by the enclosed North Pittsburgh Certificate(s) (or the North Pittsburgh Shares subject to such book-entry transfer), free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims. You will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such North Pittsburgh Shares.

3. You understand and acknowledge that you will not receive the Merger Consideration unless and until the Merger is completed and unless and until the North Pittsburgh Certificate(s) representing (or confirmation of book-entry transfer into the Exchange Agent’s account at DTC of) your North Pittsburgh Shares are received by the Exchange Agent at the address set forth above, together with such additional documents as the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent. You understand and acknowledge that the method of delivery of the Certificate(s) (or book-entry transfer of shares) and all other required documents is at your option and risk and that the risk of loss and title to such shares shall pass only upon proper delivery of the completed Form of Election and Letter of Transmittal and such Certificate(s) (or confirmation of such book-entry transfer) to the Exchange Agent. You further understand and acknowledge that no interest will accrue on the Merger Consideration, including on any cash paid in lieu of any fractional Consolidated Share, or on any dividends paid with respect thereto.

4. You make the Election set forth in TABLE B (Election) above. You understand that the purpose of the election procedures described in this Form of Election and Letter of Transmittal is to permit you to express your preferences with respect to the Merger Consideration you elect to receive in the Merger, subject to proration. You understand that the preference you express with respect to the Merger Consideration may not be fully satisfied depending upon the elections of other North Pittsburgh shareholders and the effect of the proration procedures.

5. You agree that if you do not make an Election or if you make an ineffective Election for any North Pittsburgh Shares held by you, you will be deemed to have made a Non-Election and will receive Stock Consideration, Cash Consideration or a combination of both Stock Consideration and Cash Consideration, depending on the elections of other North Pittsburgh shareholders.

6. You acknowledge that none of North Pittsburgh, Consolidated, the North Pittsburgh Board of Directors and the Consolidated Board of Directors has made any recommendation as to whether or not you should make a particular type of election. You also acknowledge that you were advised to make your own decision as to what Election to make.

7. Unless otherwise indicated on this Form of Election and Letter of Transmittal in TABLE C (Special Issuance Instructions) or TABLE D (Special Delivery Instructions), in exchange for the enclosed North Pittsburgh Certificate(s) (or those delivered pursuant to a Guarantee of Delivery) or book-entry transfer of shares, you instruct the Exchange Agent to issue in your name, as it appears on this Form of Election and Letter of Transmittal, the Merger Consideration, subject to proration, in the form elected by you in TABLE B (Election) above, including a check for cash in lieu of any fractional Consolidated Share that would otherwise be issued to you. Similarly, unless otherwise indicated in TABLE D (Special Delivery Instructions), you instruct the Exchange Agent to mail the Merger Consideration to you at the address shown in TABLE A (Description of North Pittsburgh Shares Surrendered) on this Form of Election and Letter of Transmittal. In the event that both the Special Issuance Instructions and the Special Delivery Instructions are completed, you instruct the Exchange Agent to issue and mail the Merger Consideration to the person or entity so indicated at the address indicated.

The form of medallion signature guarantee by an Eligible Institution (as defined in Instruction 4) included in this Form of Election and Letter of Transmittal must be completed if Special Issuance Instructions in TABLE C are given.

8. You understand and acknowledge that the Exchange Agent (or Consolidated and North Pittsburgh jointly, in the event that the Exchange Agent declines to make any such determination) shall have the right to make all determinations, not inconsistent with the Merger Agreement, governing (i) the validity of any Form of Election and Letter of Transmittal and compliance by you with the election procedures set forth therein, (ii) any and all proration determinations and calculations, (iii) the issuance of the whole number of Consolidated Shares to be issued as Stock Consideration and (iv) the method of payment of Cash Consideration and cash in lieu of any fractional Consolidated Share.

9. You understand that Consolidated has a Direct Registration System for its shares of common stock. This means that Consolidated’s transfer agent will keep its records of any Consolidated Shares you receive in the Merger in an electronic, book-entry form following the Merger and that you will receive a Direct Registration Transaction Advice providing information about your Consolidated Shares. References in this Form of Election and Letter of Transmittal to certificates representing Consolidated Shares shall be deemed to mean such a Direct Registration Transaction Advice or other evidence of ownership of Consolidated Shares.

10. You hereby acknowledge receipt of the Proxy Statement and agree that your Election and all instructions and orders in this Form of Election and Letter of Transmittal are subject to the terms and conditions of the Merger Agreement, the Proxy Statement and the instructions applicable to this Form of Election and Letter of Transmittal.

11. You hereby irrevocably appoint the Exchange Agent, as your agent, to effect the exchange pursuant to the Merger Agreement and the instructions hereto. You hereby authorize and instruct the Exchange Agent to deliver the North Pittsburgh Certificate(s) covered hereby, and to receive on your behalf, in exchange for the North Pittsburgh Shares represented by such North Pittsburgh Certificate(s), any check and/or any certificate for Consolidated Shares issuable to you. Furthermore, you authorize the Exchange Agent to follow your Election (subject to proration) and to rely upon all representations, certifications and instructions contained in this Form of Election and Letter of Transmittal. All authority conferred or agreed to be conferred by this Form of Election and Letter of Transmittal (or Guarantee of Delivery) shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

TABLE C

Special Issuance Instructions
(see Instructions 4 & 6)

To be completed only if the check is to be made payable to, and/or the certificate for Consolidated Shares are to be issued in the name of, someone other than the record holder(s) of the North Pittsburgh Shares or the name of the record holder(s) needs to be corrected or changed.

Issue: ☐ Certificate  ☐ Check to:

Name:
(please print)

Address:

(include zip code)

(Tax Identification Number or Social Security Number)

TABLE D

Special Delivery Instructions
(see Instruction 6)

To be completed only if the check is to be made payable to, and/or the certificate for Consolidated Shares are to be issued in the name of, the record holder(s) of the North Pittsburgh Shares but are to be sent to another person or to an address other than as set forth in Table A.

Check and/or certificate(s) for Consolidated Shares to be delivered to:*

Name:
(please print)

Address:

(include zip code)

* Please attach additional sheets if necessary

TABLE E

Shareholder(s) Sign Here
(also complete Substitute Form W-9)

Please sign exactly as your name(s) appear(s) on your North Pittsburgh Certificate(s). If this is an Election by joint owners, each person covered by this Form of Election and Letter of Transmittal must sign personally. A check and/or certificate for Consolidated Shares will be issued only in the name of the person(s) submitting this Form of Election and Letter of Transmittal and will be mailed to the address set forth in Table A unless the Special Issuance or Special Delivery instructions above, respectively, are completed.

(Signature(s) of owner(s)— see Instruction 5)
Dated:              , 200

Social Security or other Tax Identification Number

If signature is by a person(s) other than record holder(s) and in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other persons(s) acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.

Name:
                         (please print)

Capacity:

Address:

                                (include zip code)

Daytime Telephone Number: (          )
Signature Guarantee
(if required by Instruction 4 or 6)
Apply signature guarantee medallion below
The undersigned hereby guarantees the signature(s) which appear(s) on this Form of Election.
Dated:              , 200

            Name of Eligible Institution issuing Guarantee

Note:  If the check and/or certificate representing Consolidated Shares is to be issued in exactly the name of the record holder as inscribed on the surrendered North Pittsburgh Certificate(s), the surrendered North Pittsburgh Certificate(s) need not be endorsed and no guarantee of the signature on this Form of Election and Letter of Transmittal is required.

INSTRUCTIONS

The Form of Election and Letter of Transmittal is to be completed by those record holders of North Pittsburgh Shares desiring to make an Election and received by the Exchange Agent at or prior to the Election Deadline. The Election Deadline will be 5:00 p.m., New York City time on the date that is two business days immediately prior to the closing date under the Merger Agreement (or such other date as Consolidated and North Pittsburgh mutually agree). The Election Deadline will be announced in a press release at least five business days prior to the anticipated closing date. If the closing date is delayed to a subsequent date, the Election Deadline will be similarly delayed to a subsequent date, and the rescheduled Election Deadline will be announced in a press release. Holders of North Pittsburgh Shares who do not complete and submit the Form of Election and Letter of Transmittal at or prior to the Election Deadline cannot make an Election. They will be deemed to have made a Non-Election and will receive Merger Consideration based on the results of the proration procedures set forth in the Merger Agreement and described in the Proxy Statement. Until a record holder’s North Pittsburgh Certificate(s) (or confirmation of a book-entry transfer of the shares into the Exchange Agent’s account at DTC) is received by the Exchange Agent at either of the addresses set forth on the front of the Form of Election and Letter of Transmittal (or, solely with respect to a Guarantee of Delivery, the facsimile number set forth in the Notice of Guaranteed Delivery), together with any other documents the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent, the holder will not receive any certificate representing the Stock Consideration and/or check representing the Cash Consideration or check representing cash in lieu of any fractional Consolidated Share (if any) in exchange for the holder’s North Pittsburgh Certificate(s). In addition, no interest will accrue on the Cash Consideration or any cash in lieu of any fractional Consolidated Share, and no dividends or any other distributions that are payable to holders of Consolidated shares as of a record date after the effective time of the Merger will be paid to North Pittsburgh shareholders receiving Stock Consideration until the Exchange Agent has processed the holder’s Election.

1. Time in Which to Make an Election.  For an Election to be validly made with respect to North Pittsburgh Shares owned by a holder, the Exchange Agent must receive, at either of the addresses set forth on the front of the Form of Election and Letter of Transmittal, at or prior to the Election Deadline, a Form of Election and Letter of Transmittal, properly completed and executed, and accompanied by the North Pittsburgh Certificate(s) representing such North Pittsburgh Shares, confirmation contained in an “Agent’s Message” of a book-entry transfer of the shares into the Exchange Agent’s account at DTC, or a Guarantee of Delivery. Any shareholder whose Form of Election and Letter of Transmittal and North Pittsburgh Certificate(s) (or confirmation of a book-entry transfer of the shares into the Exchange Agent’s account at DTC or Guarantee of Delivery) are not so received will be deemed to have made a Non-Election. If North Pittsburgh Certificate(s) representing North Pittsburgh Shares covered by a Guarantee of Delivery are not received (or if a confirmation contained in an “Agent’s Message” of a book-entry transfer of the North Pittsburgh Shares into the Exchange Agent’s account at DTC is not received) within three NASDAQ trading days after the Election Deadline, the holder thereof will be deemed to have made a Non-Election. As used herein, the term “Agent’s Message” means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the DTC participant delivering the North Pittsburgh Shares, that such participant has received and agreed to be bound by the Form of Election and Letter of Transmittal, and that Consolidated may enforce such agreement against the participant.

2. Change or Revocation of Election.  Any holder of North Pittsburgh Shares who has made an Election by properly submitting a Form of Election and Letter of Transmittal to the Exchange Agent may change that holder’s Election by submitting to the Exchange Agent a revised and later dated Form of Election and Letter of Transmittal, properly completed and signed, that is received by the Exchange Agent at or prior to the Election Deadline. Any holder of North Pittsburgh Shares may revoke the Election and withdraw the North Pittsburgh Certificate(s) for the holder’s North Pittsburgh Shares deposited with the Exchange Agent by written notice received by the Exchange Agent at or prior to the Election Deadline. After the Election Deadline, a holder of North Pittsburgh Shares may not change that holder’s Election and may not withdraw his or her North Pittsburgh Certificate(s) unless the Merger Agreement is terminated.

3. Nominees.  Record holders of North Pittsburgh Shares who are nominees only may submit a separate Form of Election and Letter of Transmittal for each beneficial owner for whom the record holder is a nominee; provided, however, that at the request of Consolidated the record holder must certify to Consolidated’s satisfaction that the record holder holds those North Pittsburgh Shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for which a Form of Election and Letter of Transmittal is submitted will be treated as a separate holder of North Pittsburgh Shares.

4. Guarantee of Signatures.  No signature guarantee is required on a Form of Election and Letter of Transmittal if it is signed by the record holder(s) of the North Pittsburgh Shares tendered herewith and the certificate representing Consolidated Shares and/or the check, if applicable, are to be issued to that record holder(s) without any correction or change in the name of the record holder(s). IN ALL OTHER CASES, ALL SIGNATURES ON A FORM OF ELECTION AND LETTER OF TRANSMITTAL MUST BE GUARANTEED. All signatures required to be guaranteed in accordance with these instructions must be guaranteed by a bank, broker or other institution that is a member of a Medallion Signature Guaranty Program (an “Eligible Institution”). Public notaries cannot execute acceptable guarantees of signatures.

5. Signatures on Form of Election and Letter of Transmittal, Stock Powers and Endorsements.

(a) If a Form of Election and Letter of Transmittal is signed by the record holder(s) of the North Pittsburgh Certificate(s) tendered hereby without any alteration, variation, correction or change in the name of the record holder(s), the signature(s) must correspond exactly with the name(s) as written on the face of the North Pittsburgh Certificate(s) without any change whatsoever. If the name of the record holder(s) needs to be corrected or has changed (by marriage or otherwise), see Instruction 6.

(b) If any North Pittsburgh Shares tendered by a Form of Election and Letter of Transmittal are held of record by two or more joint holders, each of the joint holders must sign the Form of Election and Letter of Transmittal.

(c) If a Form of Election and Letter of Transmittal is signed by the record holder(s) of the North Pittsburgh Certificate(s) listed and transmitted thereby, no endorsements of the North Pittsburgh Certificate(s) or separate stock powers are required.

(d) If any surrendered North Pittsburgh Shares are registered in different names on several North Pittsburgh Certificate(s), it will be necessary to complete, sign and submit as many separate Forms of Election and Letters of Transmittal as there are different registrations of North Pittsburgh Certificate(s).

(e) If a Form of Election and Letter of Transmittal is signed by a person(s) other than the record holder(s) of the North Pittsburgh Certificate(s) listed, the North Pittsburgh Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder(s) appears on the North Pittsburgh Certificate(s). Signatures on the North Pittsburgh Certificate(s) or stock powers must be guaranteed as provided in TABLE E (Shareholder(s) Sign Here) above. See Instruction 4.

(f) If a Form of Election and Letter of Transmittal or any North Pittsburgh Certificate(s) or stock power(s) is signed by a person(s) other than the record holder(s) of the North Pittsburgh Certificate(s) listed and the signer(s) is acting in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person(s) acting in a fiduciary or representative capacity, that person(s) must so indicate when signing and must submit proper evidence satisfactory to the Exchange Agent of authority to so act.

6. Special Issuance and Delivery Instructions.  Unless instructions to the contrary are given in TABLE C (Special Issuance Instructions) or TABLE D (Special Delivery Instructions), the certificate representing Consolidated Shares and/or the check to be distributed in exchange for North Pittsburgh Shares surrendered pursuant to a Form of Election and Letter of Transmittal will be issued in the name and mailed to the address of the record holder(s) set forth in TABLE A (Description of North Pittsburgh Shares Surrendered). If the certificate and/or check are to be issued in the name of a person(s) other than the record holder(s) or if the name of the record holder(s) needs to be corrected or changed (by marriage or otherwise), TABLE C (Special Issuance Instructions) must be completed. If the certificate and/or check are to be sent to a person(s) other than the record holder(s) or to the record holder(s) at an address other than that shown in TABLE A (Description of North Pittsburgh Shares Surrendered), then TABLE D (Special Delivery Instructions) must be completed. If TABLE C (Special Issuance Instructions) is completed, the signature(s) of the person(s) signing a Form of Election and Letter of Transmittal must be guaranteed as provided in TABLE E (Shareholder(s) Sign Here). See Instruction 4.

7. Important Information Regarding Backup Withholding.  Each holder of North Pittsburgh Shares that is a United States person is required to provide the Exchange Agent with the holder’s correct Taxpayer Identification Number (“TIN”), generally the holder’s social security or federal employer identification number, on the Substitute Form W-9 provided herewith, or, alternatively, to establish another basis for exemption from backup withholding. A North Pittsburgh shareholder must cross out item (2) in Part II—Certification of the Substitute Form W-9 if such shareholder is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the Substitute Form W-9 may subject the shareholder to 28% federal income tax backup withholding on any reportable payments made to such shareholder. If the shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date both the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 28% from any payments of the Merger Consideration to such shareholder. A shareholder that is not a United States person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (which the Exchange Agent will provide upon request) signed under penalty of perjury, attesting to that shareholder’s exempt status.

8. Inadequate Space.  If there is inadequate space to complete any box, the information must be set forth on additional sheets substantially in the form of the corresponding portion of this Form of Election and Letter of Transmittal and attached to the Form of Election and Letter of Transmittal.

9. Indication of North Pittsburgh Certificate(s) Numbers and Shares.   TABLE A (Description of North Pittsburgh Shares Surrendered) of the Form of Election and Letter of Transmittal should indicate the certificate number(s) of the North Pittsburgh Certificate(s) surrendered therewith and the number of shares represented by each North Pittsburgh Certificate.

10. Method of Delivery.  The method of delivery of all documents is at the option and risk of the holder of North Pittsburgh Shares. If delivery is by mail, the use of registered mail, with return receipt requested, properly insured, is strongly recommended. A return envelope is enclosed. Delivery of the documents will be deemed effective, and risk of loss and title with respect thereto will pass, only when the documents are actually received by the Exchange Agent.

11. Lost North Pittsburgh Certificate.  If any North Pittsburgh Certificate has been lost, stolen or destroyed, the holder should call Wells Fargo Bank, N.A. Shareowner Services for instructions as to how to proceed. Holders may contact Wells Fargo Bank, N.A. Shareowner Services regarding lost, stolen or destroyed North Pittsburgh Certificate(s) at 1-800-468-9716. Holders of North Pittsburgh Shares must properly complete, sign and send the Form of Election and Letter of Transmittal, and (unless the shares are held in book entry form) certificate(s) representing their North Pittsburgh Shares, or a Guarantee of Delivery as described in Instruction 14, to the Exchange Agent. The Exchange Agent must receive these documents at or prior to the Election Deadline. Accordingly, holders of North Pittsburgh Shares are urged to determine promptly if they require any replacement stock certificates.

12. Non-Consummation of Merger.  Consummation of the Merger is subject to the required approval of the shareholders of North Pittsburgh, to the receipt of all required regulatory approvals and to the satisfaction or waiver of certain other conditions. No payment of any Merger Consideration will be made prior to the consummation of the Merger, or if the Merger Agreement is terminated. If the Merger Agreement is terminated, all Elections will automatically be void and of no effect and North Pittsburgh Certificate(s) submitted to the Exchange Agent will be returned as soon as practicable to the persons submitting them.

13. Voting Rights and Dividends.  Holders of North Pittsburgh Shares will continue to have the right to vote and to receive all dividends paid, if any, on all North Pittsburgh Shares deposited by them with the Exchange Agent until the Merger is completed.

14. Guarantee of Delivery.  Holders of North Pittsburgh Shares whose North Pittsburgh Certificate(s) are not immediately available or who cannot deliver their North Pittsburgh Certificate(s) and all other required documents to the Exchange Agent (and/or cannot complete the procedure for delivery of North Pittsburgh Shares by book-entry transfer into the Exchange Agent’s account at DTC) prior to the Election Deadline may deliver their North Pittsburgh Shares by properly completing and duly executing a Guarantee of Delivery if (1) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company in the United States; (2) prior to the Election Deadline, the Exchange Agent receives a properly completed and duly executed Guarantee of Delivery, as provided herein, together with a properly completed and duly executed Form of Election and Letter of Transmittal and any other documents required by the Form of Election and Letter of Transmittal; and (3) the North Pittsburgh Certificate(s) for all the North Pittsburgh Shares covered by the Guarantee of Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such North Pittsburgh Shares into the Exchange Agent’s account at DTC), are received by the Exchange Agent no later then 5:00 p.m. New York City time on the third NASDAQ trading day after the Election

Deadline. If the above requirements are not satisfied in a timely manner, the holder will be deemed to have made a Non-Election. The form of Guarantee of Delivery is enclosed herewith.

15. Construction.  All Elections will be considered in accordance with the terms and conditions of the Merger Agreement.

All questions with respect to the Form of Election and Letter of Transmittal (including, without limitation, questions relating to the timeliness, effectiveness or revocation of any Election) will be resolved jointly by Consolidated and North Pittsburgh in their sole discretion and such resolution will be final and binding.

The Exchange Agent may (but is not required to) waive any immaterial defects or variances in the manner in which a Form of Election and Letter of Transmittal has been completed and submitted so long as the intent of the holder of North Pittsburgh Shares submitting the Form of Election and Letter of Transmittal is reasonably clear. None of the Exchange Agent, Consolidated or North Pittsburgh is under any obligation to provide notification of any defects in the deposit and surrender of any North Pittsburgh Certificate(s) or in the completion or submission of any Form of Election and Letter of Transmittal, nor shall any of the Exchange Agent, Consolidated or North Pittsburgh be liable for any failure to give any such notification.

16. Miscellaneous.  No fraction of a Consolidated Share will be issued upon the surrender for exchange of any North Pittsburgh Shares. In lieu of any such fractional share, an amount of cash determined in accordance with the Merger Agreement will be paid by check.

Completing and returning the Form of Election and Letter of Transmittal does not have the effect of casting a vote with respect to the approval or adoption of the Merger Agreement at the annual meeting of shareholders of North Pittsburgh. To vote on the Merger Agreement, please consult the Proxy Statement.

17. Questions and Requests for Information.  Questions and requests for information or assistance relating to the Form of Election and Letter of Transmittal should be directed to MacKenzie Partners, Inc. at:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016

E-mail: proxy@mackenziepartners.com

Call Collect: (212) 929-5500
or
Toll-Free: (800) 322-2885

Substitute Form W-9
Department of the Treasury Internal Revenue Service
Payer’s Request for TIN and Certification

Name:

Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other	☐ Exempt from backup Withholding

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part I TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION”.	Social Security Number OR Employer Identification Number

Part II Certification

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person è	Date è

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE INSTRUCTION 7, “IMPORTANT INFORMATION REGARDING BACKUP WITHHOLDING”.

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person è	Date è

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

Give the name and
For this type of		Social Security
account:		number of —
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

Give the name and
Employer Identification
For this type of account:		Number of —
6.	Sole proprietorship or single-member LLC	The owner(3)

7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or online at www.socialsecurity.gov. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding include:

(1)	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

(2)	The United States or any of its agencies or instrumentalities.

(3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)	An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

(6)	A corporation.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under Section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	A trust exempt from tax under Section 664 or described in Section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for...	THEN the payment is exempt for...

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding.

Furnish your taxpayer identification number, check the appropriate box for your status, check the “Exempt from backup withholding” box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice.  Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to Federal law-enforcement and intelligence agencies to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.  If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.  If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number. If the requester discloses or uses a taxpayer identification number in violation of federal law, the requester may be subject to civil or criminal penalties.

FOR ADDITIONAL INFORMATION
CONTACT YOUR TAX CONSULTANT
OR THE INTERNAL REVENUE SERVICE

NORTH PITTSBURGH SYSTEMS, INC.
NOTICE OF GUARANTEED DELIVERY
(Not to be used for signature guarantee)

This Notice of Guaranteed Delivery or one substantially similar hereto must be submitted with a properly completed and duly executed Form of Election and Letter of Transmittal to make a valid election with respect to your shares of common stock of North Pittsburgh Systems, Inc. (“North Pittsburgh”), as set forth in the proxy statement/prospectus, dated October 9, 2007, filed by Consolidated Communications Holdings, Inc. (“Consolidated”) and North Pittsburgh with the Securities and Exchange Commission (the “Proxy Statement”), if (1) your stock certificate(s) representing shares of North Pittsburgh common stock (the “North Pittsburgh Shares”) are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to Computershare Trust Company, N.A. (the “Exchange Agent”) at or prior to the Election Deadline. The Election Deadline will be 5:00 p.m., New York City time, on the date that is two business days immediately prior to the closing date of the merger described in the Proxy Statement (or such other date as Consolidated and North Pittsburgh mutually agree) and will be announced in a press release at least five business days prior to the anticipated closing date. If the closing date is delayed to a subsequent date, the Election Deadline will be similarly delayed to a subsequent date, and the rescheduled Election Deadline will be announced in a press release. You may deliver this Notice of Guaranteed Delivery by facsimile transmission, by hand, by overnight courier or by mail, as set forth below and it must be received by the Exchange Agent at or prior to the Election Deadline. See Instructions 1 and 14 in the Form of Election and Letter of Transmittal for further information.

TO: COMPUTERSHARE TRUST COMPANY, N.A., Exchange Agent

By Mail:	By Hand or Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attention: Corporate Actions	Attention: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184

By Facsimile Transmission:

(For eligible institutions only)
(781) 930-4942

Facsimile confirmation number
(781) 930-4900

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on a Form of Election and Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto.

Ladies and Gentlemen:

I hereby acknowledge that if the North Pittsburgh Shares listed below are not delivered to the Exchange Agent by 5:00 p.m. New York City time on the third NASDAQ trading day after the Election Deadline (as defined above), the Exchange Agent will deem that I have not made an election with respect to such shares.

I hereby tender to the Exchange Agent the North Pittsburgh Shares listed below, pursuant to the guaranteed delivery procedures set forth in the Form of Election and Letter of Transmittal upon the terms of and subject to the conditions set forth or referred to in the Proxy Statement (as defined above) and in the Form of Election and Letter of Transmittal (including the instructions thereto), the receipt of which I hereby acknowledge:

Certificate No. (if available)	Number of shares

The Book-Entry Transfer Facility Account Number (if the North Pittsburgh Shares will be delivered by book-entry transfer):

Account Number

Number of Shares

Date  ,

Sign Here:

Signature(s)

Number and Street or P.O. Box

City, Street, Zip Code

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program, guarantees delivery to the Exchange Agent of certificates representing the North Pittsburgh Shares listed above, in proper form for transfer, or confirmation of the book-entry transfer of such North Pittsburgh Shares to the Exchange Agent’s account at The Depository Trust Company, no later than 5:00 p.m. New York City time on the third NASDAQ trading day after the Election Deadline (as defined above).

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Area Code and Telephone Number

Date  ,